Exhibit 23.2








               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in this post effective no. 3 registration statement to Form SB-2, covering the registration of 40,080,763 of our report dated June 30, 2007 included in the annual report on Form 10-KSB of Union Dental Holdings, Inc. for the year ended December 31, 2006, and to the reference to our firm under the caption "Experts" in the prospectus.




/s/Kramer Weisman and Associates, LLP
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Kramer Weisman and Associates, LLP


Davie, Florida
August 16, 2007